UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 6, 2005 (Date of earliest event reported):

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2092 Gaither Road
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 296-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On June 6, 2005, Visual Networks Operations, Inc., the wholly-owned operating subsidiary of Visual Networks, Inc. (“Visual Networks”), entered into a Professional Service Agreement (the “Agreement”) with Plexus Services Corp. (“Plexus”). Pursuant to the Agreement, Plexus will serve as Visual Networks’ primary contract manufacturer and will be responsible for the manufacture of Visual Networks’ hardware appliances from prototype development through high-volume production. The initial term of the Agreement is three years and the Agreement shall be automatically renewed for successive one year terms unless either party terminates.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Professional Service Agreement dated June 6, 2005 by and between Visual Networks Operations, Inc. and Plexus Services Corp.*

99.1	Press Release dated June 7, 2005.

*	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL NETWORKS, INC.
	By:	/s/ Donald E. Clarke

Donald E. Clarke
Executive Vice President and
Chief Financial Officer
Dated: June 7, 2005

EXHIBIT INDEX

Exhibit	Description
10.1	Professional Service Agreement dated June 6, 2005 by and between Visual Networks Operations, Inc. and Plexus Services Corp.*
99.1	Press Release dated June 7, 2005.

*	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.